Exhibit 23.3

DARYL R. GAUMER	P.O. Box 200914; Austin, Texas
Phone: (512) 345-9491

CONSENT OF

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I hereby consent to the use in this Registration Statement on Form S-4 of my report dated December 10, 2004 relating to the oil and gas reserve information as of December 31, 2003 on assets of Energytec, Inc. being purchased by Source Energy Corporation, and to the reference to me under the caption “Experts” in the prospectus.

/s/ Daryl R Gaumer
Daryl R Gaumer, P. Eng.

Austin, Texas

December 14, 2004